                                                                     Exhibit 4.2

                         EAST KANSAS AGRI-ENERGY, L.L.C.
                             SUBSCRIPTION AGREEMENT
                                Membership Units

                        BEFORE [DATE], 2002      AFTER [DATE], 2002 AND BEFORE        AFTER [DATE], 2002
                                                          [DATE], 2002
OFFERING PRICE                $1,000                         $1,100                          $1,200
   PER UNIT

                                 10 UNIT MINIMUM

The undersigned subscriber, desiring to become a member of East Kansas Agri-Energy, L.L.C. ("EKAE"), a Kansas limited liability company, with its principal place of business at 20477 S.W. Florida Road, Westphalia, Kansas 66093, hereby subscribes for the purchase of the membership interests of EKAE, and agrees to pay the related purchase price, identified below.

A. SUBSCRIBER INFORMATION. Please print your individual or entity name and address. Joint subscribers should provide their respective names. Your name and address will be recorded exactly as printed below.

  1.      Subscriber's Printed Name     ________________________________________

  2.      Title, if applicable:         ________________________________________

  3.      Subscriber's Address:

             Street                     ________________________________________

             City, State, Zip Code      ________________________________________

B. NUMBER OF UNITS PURCHASED. You must purchase at least 10 units. Your ownership interest may not exceed 30% of all of our outstanding membership units. Accordingly, assuming that we sell the minimum number of 9,000 Units in this Offering, you may not purchase more than 3,066 Units. We presently have 1220 Units outstanding.

                 __________________

C.     PURCHASE PRICE. Indicate the dollar amount of your investment.

      1. TOTAL PURCHASE PRICE         =         2. TEN PERCENT (10%) 1ST       +      3. NINETY PERCENT (90%) 2ND
 (The Offering Price Per Unit from                   INSTALLMENT                             INSTALLMENT
 the appropriate time period above        (10% of the Total Purchase Price)           (90%  of the  Total  Purchase
 multiplied by the number in box B                                                    Price)
 above.)

 _________________________________    =    ________________________________    +      ______________________________

D.     GENERAL INSTRUCTIONS FOR SUBSCRIBERS:

You should read the Prospectus dated September 1, 2002 (the "Prospectus") in its entirety including financial statements and exhibits for a complete explanation of an investment in EKAE. To subscribe, you must:

       1. Complete all information required in this Subscription Agreement, and date and sign this Subscription Agreement at page 5.

       2. Complete all information required by the Member Signature Page of the Operating Agreement, and date and sign the Member Signature Page (the last page attached to this Subscription Agreement).

       3. Immediately provide your personal (or business) check for the first installment of ten percent (10%) of your investment amount made payable to "GARNETT STATE SAVINGS BANK -- ESCROW AGENT FOR EKAE." You will determine this amount in box C.2 on page 1 of this Subscription Agreement.

       4. Execute the Promissory Note on page 7 of this Subscription Agreement evidencing your commitment to pay the remaining ninety percent (90%) due for the Units that is attached to this Subscription Agreement.

       5. Deliver each of the original executed documents referenced in Items 1, 2, and 4 of these Instructions, together with your personal check described in Item 3 of these Instructions to:

                           Garnett State Savings Bank
                                   5th and Oak
                                  P.O. Box 329
                              Garnett, Kansas 66032

       6. Secure an additional personal (or business) check for the second installment of ninety percent (90%) of your investment amount made payable to "GARNETT STATE SAVINGS BANK -- ESCROW AGENT FOR EKAE" in satisfaction of the Promissory Note. You will determine this amount in box C.3 on page 1 of this Subscription Agreement. Deliver this check to the same address set forth above in Instruction 5 within twenty (20) days of the date of EKAE's written notice that its sales of Units have exceeded the Minimum Escrow Deposit of $9,000,000.

Your funds will be placed in EKAE's escrow account at Garnett State Savings Bank, and the funds will be released to EKAE or returned to you in accordance with the escrow arrangements described in the Prospectus. If EKAE rejects your subscription, your Subscription Agreement and investment will be returned to you within 30 days of such rejection, plus nominal interest, minus escrow fees. EKAE may not consider the acceptance or rejection of your subscription until a future date near the end of this Offering.

YOU MAY DIRECT YOUR QUESTIONS TO ONE OF OUR DIRECTORS LISTED BELOW OR TO EKAE AT
(785) 448-9697.

                                             ADDITIONAL                                                    ADDITIONAL
     DIRECTOR          TELEPHONE NUMBER   TELEPHONE NUMBER         DIRECTOR          TELEPHONE NUMBER    TELEPHONE NUMBER
--------------------   ----------------   ----------------      -----------------    ----------------    ----------------
William R. Pracht       (785) 489-2413                          Roger Brummel         (785) 448-2995
Daniel V. Morgan        (785) 867-2318                          Jill A. Zimmerman     (785) 448-5968
Scott A. Burkdoll       (785) 869-3860                          Glenn A. Caldwell     (785) 448-4174
Daniel L. Guetterman    (913) 533-2443                          Donald S. Meats       (620) 964-2642
Douglas L. Strickler    (620) 365-2739                          James Westagard       (785) 835-6496

E. ADDITIONAL SUBSCRIBER INFORMATION. The subscriber, named above, certifies the following under penalties of perjury:

       1. FORM OF OWNERSHIP. Check the appropriate box (one only) to indicate form of ownership. If the subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.

            / /     Individual

            / / Joint Tenants with Right of Survivorship (Both signatures must appear in Item 7)

            / / Corporation or Partnership (Corporate Resolutions or Partnership Agreement must be enclosed)

            / /     IRA

            / /     KEOGH

            / /     Pension or Profit Sharing Plan

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            / /     Trust

                    Trustee's Name: ________________________________________

                    Trust Date: ____________________________________________

            / / Other: Provide detailed information in the space immediately below.

       2. SUBSCRIBER'S TAXPAYER INFORMATION. Check the appropriate box if you are a non-resident alien, a U.S. Citizen residing outside the United States or subject to back up withholding. KEOGHS should provide the taxpayer identification number of the account and the social security number of the accountholder. Trusts should provide their taxpayer identification number. Custodians should provide the minor's social security number. All individual subscribers and IRA subscribers should provide their social security number. Other entities should provide their taxpayer identification number.

            / /     Check box if you are a non-resident alien

            / / Check box if you are a U.S. citizen residing outside of the United States

            / /     Check this box if you are subject to backup withholding

            Subscriber's Social Security No.    ________________________

            Joint Subscriber's Social Security No.  ____________________________

            Taxpayer Identification No.         ________________________

       3. MEMBER REPORT ADDRESS. If you would like duplicate copies of member reports sent to an address that is different than the address identified in section A, please complete this section.

            Address:   ___________________________________________

                       ___________________________________________

       4.   STATE OF RESIDENCE.

            State of Principal Residence:            ___________________________

            State where driver's license is issued   ___________________________

            State where income taxes are filed       ___________________________

            State(s) in which you have maintained your principal residence during the past three years:

                 a. _________________ b. _________________ c. _________________


       5. SUITABILITY STANDARDS. You cannot invest in EKAE unless you meet one, or more, of the suitability tests set forth below. Please review the suitability tests and check the box(es) next to the following suitability test that you meet. For husbands and wives purchasing jointly, the tests above will be applied on a joint basis.

            / / I (We) have annual income from whatever source of at least $30,000 and a net worth of at least $30,000, exclusive of home, furnishings and automobiles; or

            / / I (We) have a net worth of at least $75,000, exclusive of home, furnishings and automobiles.

       6. SUBSCRIBER'S REPRESENTATIONS AND WARRANTIES. You must read and certify your representations and warranties and sign and date this Subscription Agreement.

            By signing below the subscriber represents and warrants to EKAE that he, she or it:

            a. has received a copy of and is familiar with and understands EKAE's Prospectus, and all modifications or supplements thereto;
            b. has relied solely upon the Prospectus in evaluating the purchase of the Units;
            c. has been informed that the Units of EKAE are offered and sold in reliance upon a federal securities registration, Kansas and Missouri securities registrations, and exemptions from securities registrations in various other states, and understands that the Units to be issued pursuant to this subscription agreement can only be sold to a person meeting requirements of suitability;
            d. has been informed that the securities purchased pursuant to this Subscription Agreement have not been registered under the securities laws of any state other than the States of Kansas and Missouri, and that EKAE is relying in part upon the representations of the undersigned Subscriber contained herein;
            e. has been informed that the securities subscribed for have not been approved or disapproved by the Securities and Exchange Commission or the Kansas or Missouri Securities Departments or any other regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the Prospectus;
            f. intends to acquire the Units for his/her/its own account without a view to public distribution or resale and that he/she/it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any Units or any portion thereof to any other person;
            g. understands that there is no present market for EKAE's membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the membership units;
            h. has received a copy of the EKAE Operating Agreement, and understands that upon closing the escrow by EKAE, the subscriber and the membership units will be bound by the provisions of the Operating Agreement which contains, among other things, provisions that restrict the transfer of membership units;
            i. understands that the Units are subject to substantial restrictions on transfer under federal and state securities laws along with restrictions in the EKAE Operating Agreement and agrees that if the membership units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the terms of the Operating Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;
            j. meets the suitability test marked in Item 6 above and is capable of bearing the economic risk of this investment, including the possible total loss of the investment;
            k. understands that EKAE will place a restrictive legend on any certificate representing any unit containing substantially the following language as the same may be amended by the Directors of EKAE in their sole discretion:
                         THE TRANSFERABILITY OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE STATE AND FEDERAL LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED OPERATING AGREEMENT AS AGREED TO BY EACH MEMBER.

                         THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF

                         EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.
            l. and that, to enforce the above legend, EKAE may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;
            m. has knowledge and experience in business and financial matters as to be able to evaluate the merits and risks of an investment in the Units, believes that the investment in Units is suitable for the subscriber and can bear the economic risk of the purchase of Units including the total loss of the undersigned's investment;
            n. may not transfer or assign this subscription agreement, or any of the subscriber's interest herein;
            o. has written his, her, or its correct taxpayer identification number under Item 3 on this subscription agreement; and
            p. is not subject to back up withholding either because he, she or it has not been notified by the Internal Revenue Service ("IRS") that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he is no longer subject to backup withholding (Note this clause (p) should be crossed out if the backup withholding box in Item 3 is checked).

SIGNATURE OF SUBSCRIBER/ JOINT SUBSCRIBER:

DATE:  _______________________________

INDIVIDUALS:                                          ENTITIES:


----------------------------------------     -----------------------------------
  Name of Individual Subscriber              Name of Entity (Please Print)
   (Please Print)

----------------------------------------     -----------------------------------
  Signature of Individual                    Print Name and Title of Officer

----------------------------------------     -----------------------------------
  Name of Joint Individual Subscriber        Signature of Officer
   (Please Print)


---------------------------------------------
  Signature of Joint Individual Subscriber

         ACCEPTANCE OF SUBSCRIPTION BY EAST KANSAS AGRI-ENERGY, L.L.C.:

East Kansas Agri-Energy, L.L.C. hereby accepts the subscription for the above Units.

Dated this ___________ day of __________________________, 200___.

EAST KANSAS AGRI-ENERGY, L.L.C.

By:
    -----------------------------------

Its:
     ---------------------------------

                                 PROMISSORY NOTE

Date of Subscription Agreement: ___________________________________, 200__.

                   IF BEFORE [DATE], 2002    IF AFTER [DATE], 2002 AND      IF AFTER [DATE], 2002
                                                BEFORE [DATE], 2002
OFFERING PRICE             $1,000                      $1,100                      $1,200
   PER UNIT

               Number of Units subscribed for at / / $1,000 per Unit, / / $1,100 Per Unit, / / $1,200 Per Unit
-------------  (check box preceding price corresponding to purchase date)

               Total Purchase Price (price per Unit multiplied by number of ------------- Units subscribed)

 (         )   Less Initial Payment (10% of Principal Amount)
-------------
               Principal Balance
-------------

FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of East Kansas Agri-Energy, L.L.C., a Kansas limited liability company ("EKAE"), at its principal office located at 20477 S.W. Florida Road, Westphalia, Kansas 66093, or at such other place as required by EKAE, the Principal Balance set forth above, either in installments or in one lump sum to be paid without interest within 20 days following the call of the EKAE Board of Directors, as described in the Subscription Agreement. In the event the undersigned fails to timely make any payment owed, the entire balance of any amounts due under this Promissory Note shall be immediately due and payable in full with interest at the rate of 12% per annum from the due date.

The undersigned agrees to pay to EKAE on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note, including, without limitation, reasonable attorneys' fees. This Promissory Note may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of Kansas.

The provisions of this Promissory Note shall inure to the benefit of EKAE and its successors and assigns.

The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note.

Dated:      , 200  .
OBLIGOR:                                     JOINT OBLIGOR:


--------------------------------------       -----------------------------------
Printed or Typed Name of Joint Obligor       Printed or Typed Name of Obligor

By:                                          By:
    ---------------------------------            -------------------------------
    (Signature)                                  (Signature)

-------------------------------------
Officer Title if Obligor is an Entity

-------------------------------------

-------------------------------------
Address of Obligor

                              MEMBER SIGNATURE PAGE

                                     ADDENDA
                                     TO THE
                         EAST KANSAS AGRI-ENERGY, L.L.C.
                    AMENDED AND RESTATED OPERATING AGREEMENT

     The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in East Kansas Agri-Energy, L.L.C. (the "Company"), has received a copy of the Amended and Restated Operating Agreement, dated March 13, 2002, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Amended and Restated Operating Agreement, shall be subject to and comply with all terms and conditions of said Amended and Restated Operating Agreement in all respects as if the undersigned had executed said Amended and Restated Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Agreement from and after the date of execution hereof.

INDIVIDUALS:                                         ENTITIES:

------------------------------------------   ----------------------------------
  Name of Individual Subscriber              Name of Entity (Please Print)
   (Please Print)


------------------------------------------   ----------------------------------
  Signature of Individual                    Print Name and Title of Officer


------------------------------------------   ----------------------------------
  Name of Joint Individual Subscriber        Signature of Officer
   (Please Print)


-----------------------------------------
  Signature of Joint Individual Subscriber


Agreed and accepted on behalf of the Company and its Members:

EAST KANSAS AGRI-ENERGY, L.L.C.

By:
    ----------------------------------

Its:
     ---------------------------------